Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 13, 2025, relating to the financial statements of Strata Critical Medical, Inc. (f/k/a Blade Air Mobility, Inc.) and subsidiaries (the “Company”) and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

New York, New York

November 21, 2025